As filed with the Securities and Exchange Commission on March 17, 2000. Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            -----------------------

                                 INTERTAN, INC.
             (Exact name of registrant as specified in its charter)


                 Delaware                              75-2130875
       (State or other jurisdiction         (I.R.S. Employer Identification No.)
     of incorporation or organization)

        3300 Highway # 7, Suite 904
         Concord, Ontario, Canada                        L4K 4M3
      (Address of Principal Executive                 (Postal Code)
                 Offices)

                            -----------------------

        Plan for 1999 Non-Employee Director Non-Qualified Stock Options
                            (Full title of the plan)
                            -----------------------


                               Jeffrey A. Losch
                         Vice President, Secretary and
                                General Counsel
                          3300 Highway # 7, Suite 904
                           Concord, Ontario, Canada
                    (Name and address of agent for service)

                                (905) 760-9709
                         (Telephone number, including
                       area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE


       Title of                 Amount             Proposed maximum            Proposed
    securities to               to be               offering price        maximum aggregate          Amount of
    be registered             registered              per share             offering price       registration fee
    Common Stock,               210,000
  $1.00 par value              shares (2)              $10.50 (2)           $2,205,000 (2)            $582.12
   per share (1)

(1)  Includes related preferred stock purchase rights.

(2) Options to purchase an aggregate of 140,000 shares of Common Stock at an exercise price of $15.75 were granted pursuant to the terms of a Non-Employee Director Non-Qualified Stock Option Agreement made as of June 7, 1999 and entered into between the registrant and each of its seven (7) non-employee directors. The exercise price was the closing price of the common stock as reported in The Wall Street Journal on June 7, 1999. The grant of options contemplated therein was approved by the stockholders of the registrant at its annual general meeting held November 9, 1999. Shares of common stock of the registrant were spilt 3 for 2 on January 14, 2000 thereby increasing the aggregate amount of shares to be registered hereunder to 210,000 shares from the original 140,000 share amount and decreasing the exercise price therefore to $10.50. Pursuant to Rule 416, shares issuable upon any stock split, stock dividend or similar transaction with respect to these shares are also being registered hereunder.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.     Plan Information.*
            ----------------

Item 2.     Registrant Information and Employee Plan Annual Information.*
            -----------------------------------------------------------



            * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.
               ---------------------------------------

     The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

         (1) the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1999;

         (2) the Registrant's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1999 and December 31, 1999;

         (3) the Registrant's Current Reports on Form 8-K dated September 17, 1999 and December 6, 1999;

         (4) the Registrant's Registration of Certain Classes of Securities Pursuant to Section 12 (b) of the Securities Exchnage Act of 1934 on Form 8-A dated September 17, 1999; and

         (5) the description of the Registrant's Common Stock contained in Form 10 dated October 2, 1986, filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.        Description of Securities.
               -------------------------
     Not Applicable.

Item 5.        Interest of Named Experts and Counsel.
               -------------------------------------

     The validity of the issuance of the Common Stock registered hereby will be passed upon by Jeffrey A. Losch, Vice President, Secretary and General Counsel of the Registrant. As of January 31, 2000, Mr. Losch beneficially owned less than 100 shares of Common Stock held indirectly through an employee stock purchase plan and also has been granted options for an aggregate of 15,000 common shares (post-split amount) pursuant to the Registrant's 1996 Stock Option Plan.

Item 6.        Indemnification of Directors and Officers.
               -----------------------------------------

     The Registrant is incorporated in the State of Delaware. Under Section 145 of the Delaware General Corporation Law (the "DGCL"), a Delaware corporation has the power to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses and liabilities incurred in any such action, suit or proceedings so long as they acted in good faith and in a manner that they reasonably believed to be in, or not opposed to, the best interests of such corporation, and, with respect to any criminal action, so long as they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of such corporation, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if such person is adjudged to be liable to such corporation unless the court determines that indemnification is appropriate. Article XIV of the Registrant's By-Laws provides for mandatory indemnification of directors and officers to the fullest extent permitted by
Section 145 of the DGCL.

     A Delaware corporation also has the power to purchase and maintain insurance for such persons. The directors and officers of the Registrant are covered by an insurance policy indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities and against which they might not be indemnified by the Registrant.

     Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Restated Certificate of Incorporation contains such a provision.

     The above discussion of the Registrant's Certificate of Incorporation and By-Laws and Section 102(b)(7) and 145 of the DGCL is not intended to be exhaustive and is qualified in its entirety by such documents and statutes.

Item 7.        Exemption from Registration Claimed.
               -----------------------------------

     Not Applicable.

Item 8.        Exhibits.
               --------

     The following documents are filed as exhibits to this Registration
Statement:

        4.1 Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 4(a) to the Registrant's registration statement on Form S-3 (File No. 33-74314)).

        4.2 Certificate of designation, Preferences and Rights of Series A Junior Participating Preferred Stock (filed as Exhibit 3(a)(i) to

             Registrant's registration statement on Form 10 and incorporated by reference herein).

        4.3 Rights Agreement between the Registrant and BankBoston, N.A. dated September 8, 1999 (filed as Exhibit 4 to Registrant's Form 8-A filing filed September 17, 1999 and incorporated by reference herein).

        4.4 Form of Agreement that evidences the InterTAN, Inc. Plan for 1999 Non-Employee Director Non-Qualified Stock Options.

        5.1 Opinion of Jeffrey A. Losch, Vice President, Secretary and General Counsel of the Registrant, as to the legality of the securities registered hereby.

       23.1 Consent of PricewaterhouseCoopers, LLP, independent public accountants, to incorporation of report by reference.

       23.2  Consent of Jeffrey A. Losch to the use of his opinion filed as
             Exhibit 5.1 herewith (set forth in his opinion filed as Exhibit
             5.1).

       24.1 Power of Attorney (included on the signature page of this Registration Statement).

Item 9.      Undertakings
             ------------

    (a) The Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
                Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Concord, Province of Ontario, Canada on February 14, 2000.


                                 INTERTAN, INC.


                                 By:  /s/ Brian E. Levy
                                    -------------------
                                    Brian E. Levy, President & Chief Executive
                                    Officer


                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. The undersigned persons hereby constitute and appoint Brian E. Levy, James G. Gingerich and Jeffrey A. Losch, and each of them singly, as our true and lawful attorneys-in-fact with full power to execute in our names and on our behalf, in the capacities indicated below, any and all amendments to this Registration Statement to be filed with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact shall lawfully do or cause to be done by virtue hereof.


Signature                      Capacity in Which Signed             Date
---------------------------    ---------------------------    ------------------

/s/ Brian E. Levy              President, Chief Executive     February  14, 2000
---------------------------    Officer and Director
Brian E. Levy                  (principal executive officer)


/s/ James G. Gingerich          Executive Vice President,     February  14, 2000
---------------------------     Finance, Chief Financial
James G. Gingerich              Officer (principal financial
                                officer)

/s/ Douglas C. Saunders         Vice President and            February  14, 2000
---------------------------
Douglas C. Saunders             Corporate Controller
                                (principal accounting
                                officer)

/s/ Ron Stegall                 Chairman of the Board and     February  14, 2000
----------------------------    Director
Ron Stegall

/s/ William C. Bousquette       Director                      February  14, 2000
----------------------------
William C. Bousquette

/s/ John A. Capstick            Director                      February 14, 2000
----------------------------
John A. Capstick

/s/ Clark A, Johnson            Director                      February 14, 2000
----------------------------
Clark A. Johnson

/s/ John H. McDaniel            Director                      February 14, 2000
----------------------------
John H. McDaniel

/s/ W. Darcy McKeough           Director                      February 14, 2000
----------------------------
W. Darcy McKeough

/s/ James T. Nichols            Director                      February 14, 2000
----------------------------
James T. Nichols

                               INDEX TO EXHIBITS



Exhibit Number  Exhibit
--------------  -------

      4.4 Form of Agreement that evidences the InterTAN, Inc. Non-Employee Director Non-Qualified Stock Option
                Agreement

      5.1 Opinion of Jeffrey A. Losch, Vice President, Secretary and General Counsel of the Registrant, as to the legality of the securities registered hereby.

      23.1 Consent of PricewaterhouseCoopers, LLP, independent public accountants, to incorporation of report by reference.

      23.2 Consent of Jeffrey A. Losch to the use of his opinion filed as Exhibit 5.1 herewith (set forth in his opinion filed as Exhibit 5.1).

      24.1 Power of Attorney (included on the signature page of this Registration Statement)

                 THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS
                 COVERING SECURITIES THAT HAVE BEEN REGISTERED
                        UNDER THE SECURITIES ACT OF 1933



                                   MEMORANDUM
                                   ----------


TO:     Non-Employee Directors of InterTAN, Inc.

FROM:   InterTAN, Inc. (the "Company")

DATE:   February 14, 2000

RE:     Plan for 1999 Non-Employee Director Non-Qualified Stock Options
        ---------------------------------------------------------------


Introduction and Summary

     On June 7, 1999 the Board of Directors authorized a Plan for 1999 Non-Employee Director Non-Qualified Stock Options by which the Company was to enter into a stock option agreement with each of the Company's non-employee directors (the "Option Agreements") of the Company. The Option Agreements had to be approved by the stockholders. The stockholders gave their approval at the annual general meeting that was held on November 9, 1999. Each Option Agreement grants you a nonqualified stock option to purchase 20,000 shares of Common Stock, at an exercise price of $15.75 per share. The Company declared a 50% stock dividend payable in shares of Common Stock on November 29, 1999. The number of shares and the exercise price have accordingly been automatically adjusted to reflect that stock dividend. You now have an option to purchase 30,000 shares at an exercise price of $10.50 as a result of the stock dividend. Set forth below is a summary of the Option Agreements. It does not attempt to describe all the provisions of the Option Agreements in detail. You should refer to the actual Option Agreements for complete details.

Reasons for the Option Agreement

     The primary reason for entering into each Option Agreement was to recognize your efforts over a number of years of service, to provide you an opportunity to share in the future prospects of the Company and an added incentive to continue in the service of the Company. The Board believes that directors who have an investment in the Company can better represent the viewpoint of other stockholders whose interests they are charged with representing. The Board also believes that this additional incentive to you will ultimately promote the welfare of the Company and its stockholders.

Description of the Option Agreement

     Each Option Agreement grants you an option to purchase 30,000 shares of Common Stock (20,000 shares before the stock dividend) at the exercise price of $10.50 per share ($15.75 before the stock dividend). The exercise price of the option was the closing price of the Common Stock on the date that the option grant was made. The grant was made on June 7, 1999. The closing price of the Common Stock as reported on the New York Stock Exchange on June 7, 1999 was $15.75 per share. You can pay the exercise price in cash or in shares of Common Stock that you hold (which will be credited against the exercise price at the fair market value of the delivered shares on the date prior to the date of exercise), by a combination of cash and shares of Common Stock, or through a cashless exercise.

     Unless there is a "Change in Control" of the Company (which will cause the option to vest immediately), the option will vest in four equal components of 7,500 shares (post split). The first component vested on November 9, 1999. The other three components vest on the date of the next three annual general meetings of the Company's stockholders held in 2000, 2001 and 2002, respectively. You must still be a director of the Company on each of those dates to have that component of the option shares vest. A Change in Control means: (i) any event affecting the Company that would be required to be reported by a reporting company as a change in control pursuant to Regulation 14A under the Securities Exchange Act of 1934; (ii) any person becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of either the then outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding securities of the Company;
(iii) at any time during any 24-month period, the individuals who were serving on the Board of Directors of the Company at the beginning of such period or who were nominated for election or elected to such Board during such period by a vote of at least two-thirds of such individuals still in office shall cease to constitute a majority of such Board; (iv) any merger or consolidation of the Company or any sale of all or substantially all of its assets, other than a merger, consolidation or sale that results in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than 50% of the combined voting power of the voting securities of the Company or the surviving entity or any parent thereof outstanding immediately thereafter; or
(v) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

     Your option will become exercisable on the respective dates of vesting and will terminate on the earlier of: (i) June 7, 2009; (ii) the date on which your service as a director of the Company terminates for any reason; or (iii) to the extent any portion of the option has not then vested, the effective date of the final interpretation of APB No. 25 related to whether a non-employee director qualifies as an employee for the purposes of APB No. 25 and the general effect would be to require the Company to take an earnings charge based on the fair value of the unvested portion of the option on the applicable vesting dates. If your tenure as a non-employee director should terminate because of death, then any unvested portion of the option will become fully vested and your estate or any person who acquires the option by bequest or inheritance will have one year from the date of death (but not beyond June 6, 2009) to exercise the option. If your service as a non-employee director terminates for any other reason, you (or a permitted transferee) will have one year from the date of termination (but not beyond June 6, 2009) to exercise the option, to the extent that such option was exercisable at the time of your termination. If, however, you are removed for fraud, dishonesty or other acts detrimental to the interests of the Company, your option shall be void.

     The Option Agreement may be amended or waived, to the extent permitted by applicable law, only by a written instrument signed by the Company and you, or in the case of a waiver, by the party waiving compliance.

     The option is exercisable only by you or by a person or entity to which you are permitted to transfer the option (a "permitted transferee") pursuant to the Option Agreement. Under the Option Agreement, the option may be transferred only (i) by will or the laws of descent and distribution upon your death; (ii) by gift or a domestic relations order to a "family member" (as such term is defined in the instructions to Form S-8 under the Securities Act of 1933, as amended), including trusts in which your family members have more than 50% of the beneficial interest, foundations in which such family members control the management of assets, and any other entity in which you or your family members own more than 50% of the voting interests; or (iii) to an entity in which you or your family members own more than 50% of the voting interests in exchange for an interest or interests in that entity. Each permitted transferee is required to execute an agreement satisfactory to the Company agreeing to be bound by the terms and provisions of the Option Agreement. Even though an option is transferred, the vesting and exercisability of the option and the term of the option will be determined by reference to your performance of director services for the Company. Any attempted sale, transfer, pledge, exchange, hypothecation or other disposition of the option not specifically permitted by the Option Agreement will be null and void and without effect.

     In the event that before delivery by the Company of all the shares in respect of which the option is granted, the Company does a split of the Common Stock or a dividend payable in Common Stock, or the outstanding Common Stock is combined into a smaller number of shares, the shares still subject to the option and the exercise price of the option will be increased or decreased proportionately. In the event of a reclassification of the Common Stock, or a liquidation, separation or reorganization, including a merger, consolidation or sale of assets, the Board of Directors may make such adjustments, if any, as it may deem appropriate in the number of shares, exercise price and kind of shares still subject to the option.

Federal Income Tax Consequence

     United States Federal Income Tax Consequences. The options are nonqualified stock options which are not entitled to special tax treatment under
Section 421 of the Internal Revenue Code. No income will be recognized by you for federal income tax purposes upon the grant of an option. Upon exercise of an option, you will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for such shares. If an option is transferred to a permitted transferee pursuant to an Option Agreement, you (not the transferee) will recognize ordinary income upon exercise of the option by the transferee, as if the option had not been transferred. The Company must make the necessary arrangements with you to ensure that the amount of the tax required to be withheld, if any, is available for payment. The options are designed to provide the Company with a deduction equal to the amount of ordinary income recognized by you at the time of such recognition by the optionee.

     The basis of shares transferred to you pursuant to exercise of an option is the price paid for such shares plus an amount equal to any income recognized by you as a result of the exercise of the option. If you sell shares acquired upon exercise of an option, any amount realized over the basis of the shares will constitute capital gain to you for federal income tax purposes.

     If you use already owned shares of Common Stock to pay the exercise price for shares under the option, the number of shares received pursuant to the option which is equal to the number of shares delivered in payment of the exercise price will be considered received in a nontaxable exchange, and the fair market value of the remaining shares received by you upon such exercise will be taxable to you as ordinary income. If the already owned shares of Common Stock are not "statutory option stock" (which is defined in Section 424(c)(3)(B) of the Internal Revenue Code to include any stock acquired through the exercise of an incentive stock option or an option granted pursuant to an employee stock purchase plan, but not through the exercise of a nonqualified stock option) or are statutory option stock with respect to which the applicable holding period referred to in Section 424(c)(3)(A) of the Internal Revenue Code has been satisfied, the shares received pursuant to the exercise of the option will not be statutory option stock and your basis in the number of shares received in exchange for the shares delivered in payment of the exercise price will be equal to the basis of the shares delivered in payment. The basis of the remaining shares received upon such exercise will be equal to the fair market value of such shares. However, if the already owned shares of Common Stock are statutory option stock with respect to which the applicable holding period has not been satisfied, it is not presently clear whether such exercise will be considered a disqualifying disposition of the statutory option stock, whether the shares received upon such exercise will be statutory option stock or how your basis will be allocated among the shares received.

     Other Tax Consequences. For United States federal estate tax purposes, the fair market value of an option held by you at the time of your death will normally be includible in your gross estate. The acquisition, ownership or disposition of an option or shares acquired upon the exercise of an option also may have tax consequences under various state and foreign laws which may be applicable to you.

     The options are not subject to the provisions of the Employee Retirement Income Security Act of 1974 and are not qualified under Section 401(a) of the Internal Revenue Code.

Restrictions on Resale

     Common shares acquired pursuant to the Option Agreements will be subject to restrictions on resale imposed for the purpose of assuring compliance with applicable securities laws. Directors are deemed to be "affiliates" of the Company as determined by the Securities Act of 1933 (the "Securities Act") and may resell such shares only in compliance with the provisions of the Securities Act and its rules and regulations. The effect of compliance with the Securities Act may be to limit the number of shares that a director/affiliate can sell, when he can sell and the manner under which he can sell.

Additional Information

     The following documents filed by the Company with the Securities and Exchange Commission are incorporated by reference in this Memorandum:

(1) the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999;

(2) the Company's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1999 and December 31, 1999;

(3) the Company's Current Reports on Form 8-K dated September 17, 1999 and December 6, 1999;

(4)  the Company's Registration of Certain Classes of Securities Pursuant to
Section 12 (b) of the Securities Exchange Act of 1934 on Form 8-A dated September 17, 1999; and

(5) the description of the Company's Common Stock contained in Form 10 dated October 2, 1986, filed pursuant to Section 12 of the Securities Exchange
Act of 1934, as amended.

  In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Memorandum and to be a part hereof from the date of filing of such documents.

  Any statement contained in a document incorporated or deemed to be incorporated by reference in this Memorandum shall be deemed to be modified or superceded for purposes of this Memorandum to the extent that a statement contained herein or in any other subsequently filed documents which is also is, or deemed to be, incorporated by reference in this Memorandum modifies or superseded such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Memorandum.

  The Company will provide, without charge, to each person to whom this Memorandum is delivered upon the written or oral request of such person, a copy of any or all of the documents herein incorporated by reference, as well as copies of (i) the Company's annual report to stockholders for the most recent fiscal year and (ii) all other communications distributed to stockholders generally. Request for such copies or for additional information should be directed to Jeffrey A. Losch, Vice President, Secretary and General Counsel at
(905) 760-9709, Suite 904, 3300 Highway # 7, Concord, Ontario L4K 4M3.